Exhibit 99.1

Sarcos Technology and Robotics Corporation Announces Second Quarter 2023 Financial Results

SALT LAKE CITY— August 9, 2023—Sarcos Technology and RoboticsCorporation (“Sarcos”) (NASDAQ: STRC and STRCW), a leader in the design, development, and manufacture of advanced robotic systems, solutions and software that redefine human possibilities, today announced financial results for the quarter ended June 30, 2023.

Second Quarter and Recent Highlights

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Optimized ongoing operations, taking steps to improve efficiency and reduce cash spend
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Formed new Advanced Technologies software business division to drive emerging artificial intelligence (AI) SaaS revenue opportunities; bolstered by an expanded contract from the Air Force Research Laboratory (AFRL) for continued development of AI driven technologies
•
Announced an agreement with Blattner Company to develop an autonomous robotic solar construction system

“As we announced on July 12, 2023, we are realigning the business and focusing our operations to capitalize on our most promising revenue opportunities, including Guardian® Sea Class, aviation and solar solutions, and our newly announced Advanced Technologies division,” said Laura Peterson, Interim President and Chief Executive Officer at Sarcos. “Additionally, we made the difficult, but strategic decision to reduce our workforce by approximately 25% and optimize our manufacturing facilities by consolidating our Pittsburgh manufacturing into our Salt Lake City location.

“I am confident these strategic decisions are right for Sarcos at this point in its growth as evidenced by recent milestones including our agreement with Blattner Company to develop an autonomous robotic solar construction system, our extended agreement with the Air Force Research Laboratory to continue to develop AI and software and services, and our agreement with VideoRay to develop underwater robotic systems.

“In addition, we have taken steps to significantly reduce our future cash usage and ended the quarter with $75 million in cash. We believe we have sufficient liquidity to operate into 2025 without additional financing.”

Financial results

Second quarter 2023 total revenue was $1.3 million, compared to $3.0 million during the second quarter of 2022.

Total operating expenses for the second quarter of 2023 were $31.2 million, compared to operating expenses of $32.0 million during the second quarter of 2022. In connection with the July 12, 2023, announced restructuring, the Company incurred charges of $5.1 million in the second quarter of 2023, including $4.4 million due to the write-down of inventory and $0.7 million related to the impairment of certain fixed assets. Cost of revenue decreased to $0.9 million in Q2 2023 as compared to $3.1 million in Q2 2022, mainly due to decreased labor and material expenses charged to product development contracts. Second quarter 2023 gross margin was 26%, compared to negative 4% in the second quarter of 2022.

Research and development expenses increased to $11.7 million as compared to $7.6 million in the second quarter of 2022, due to increased labor and overhead expense as a result of increased headcount (due in part to the RE2 acquisition) and increased direct materials charges. General and administrative expenses decreased to $8.3 million in Q2 2023 as compared to $18.1 million in Q2 2022, primarily due to decreased stock-based compensation.

Second quarter 2023 net loss was $28.7 million or $1.12 per share, compared to a net loss of $23.1 million or $0.95 per share in the second quarter of the prior year.

Second quarter 2023 non-GAAP net loss was $21.9 million or $0.86 per diluted share. Reconciliation of net loss to non-GAAP net loss is included at the end of this release.

Please note, on July 5, 2023, Sarcos effected a 1-for-6 reverse stock of the Company's outstanding shares of common stock. All share and per share amounts have been retroactively adjusted for all periods presented to reflect the reverse stock split.

Sarcos ended the quarter with $75.1 million in unrestricted cash, cash equivalents, and marketable securities.

Financial guidance

Sarcos believes that its third quarter 2023 total revenue will range between $1.1 and $1.4 million. The Company anticipates incurring additional restructuring expense related to the reduction of headcount of approximately $6.0 million, net, during the third quarter of 2023, which includes approximately $1.5 million in cash severance and benefit payments. The restructuring is expected to reduce personnel related cash usage by approximately $14.6 million annually beginning in 2024.

The Company estimates cash used in operating activities to average approximately $5.5 million per month during the third quarter of 2023. Sarcos intends to manage its average monthly cash usage to approximately $3.0 million in 2024.

Conference call and webcast

A conference call and audio webcast with analysts and investors will be held today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time to discuss the results and answer questions.

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To access the conference call, please pre-register using this link. Registrants will receive confirmation with dial-in details.
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Live and archived webcast will be available on Sarcos investor relations website at investor.sarcos.com.

About Sarcos Technology and Robotics Corporation

Sarcos Technology and Robotics Corporation (NASDAQ: STRC and STRCW) designs, develops, and manufactures a broad range of advanced mobile robotic systems, solutions, and software that redefine human possibilities and are designed to enable the safest most productive workforce in the world. Sarcos robotic solutions address the challenging, unstructured, industrial environments for markets that require a high degree of accuracy, efficiency and can benefit from task autonomy. For more information, please visit www.sarcos.com and connect with us on LinkedIn at www.linkedin.com/company/sarcos.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Sarcos’ product development, products to be commercialized, financial results and performance and cash use, market and revenue opportunities and customer demand. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible, intended, or assumed future actions, business strategies, events, business conditions or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “aim,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Sarcos and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	As of
	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$25,566	$35,159
Marketable securities	49,579	79,337
Accounts receivable	1,280	1,866
Unbilled receivables	1,527	4,160
Inventories, net	3,723	3,562
Prepaid expenses and other current assets	3,594	5,015
Total current assets	85,269	129,099
Property and equipment, net	6,763	7,640
Intangible assets, net	17,479	19,116
Operating lease assets	10,692	11,283
Other non-current assets	463	487
Total assets	$120,666	$167,625
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,597	$3,620
Accrued liabilities	4,049	6,025
Current operating lease liabilities	1,040	887
Total current liabilities	9,686	10,532
Operating lease liabilities	11,736	12,387
Other non-current liabilities	195	256
Total liabilities	21,617	23,175
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 165,000,000 shares authorized as of June 30, 2023, and December 31, 2022; 25,841,889 and 25,708,519 shares issued and outstanding as of June 30, 2023, and December 31, 2022, respectively	3	3
Additional paid-in capital	451,815	447,085
Accumulated other comprehensive loss	(12)	(17)
Accumulated deficit	(352,757)	(302,621)
Total stockholders’ equity	99,049	144,450
Total liabilities and stockholders’ equity	$120,666	$167,625

See Sarcos 10-Q filing dated August 9, 2023, for accompanying notes to the consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenue, net	$1,277	$3,038	$3,573	$3,781
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	943	3,146	2,729	3,634
Research and development	11,706	7,569	21,109	13,450
General and administrative	8,252	18,146	17,987	35,938
Sales and marketing	4,410	2,586	8,151	4,797
Intangible amortization expense	819	574	1,638	574
Asset write-down and restructuring	5,106	—	5,106	—
Total operating expenses	31,236	32,021	56,720	58,393
Loss from operations	(29,959)	(28,983)	(53,147)	(54,612)
Interest income, net	874	148	1,973	159
Gain on warrant liability	439	4,113	3	10,527
Other (loss) income, net	(11)	(2)	1,038	—
Loss before income tax (expense) benefit	(28,657)	(24,724)	(50,133)	(43,926)
Income tax (expense) benefit	(3)	1,606	(3)	1,606
Net loss	$(28,660)	$(23,118)	$(50,136)	$(42,320)
Net loss per share
Basic and diluted	$(1.12)	$(0.95)	$(1.97)	$(1.79)
Weighted-average shares used in computing net loss per share
Basic and diluted	25,512,057	24,379,549	25,491,654	23,685,766

See Sarcos 10-Q filing dated August 9, 2023, for accompanying notes to the consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(50,136)	$(42,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,734	21,120
Depreciation of property and equipment	843	594
Amortization of intangible assets	1,638	574
Change in fair value of warrant liability	(3)	(10,527)
Amortization of investment discount	(1,365)	—
Asset write-down and restructuring	5,106	—
Changes in operating assets and liabilities
Accounts receivable	586	463
Unbilled receivable	2,634	(635)
Inventories	(4,588)	(424)
Prepaid expenses and other current assets	1,420	3,941
Other non-current assets	615	356
Accounts payable	1,005	(401)
Accrued liabilities	(1,823)	1,242
Other non-current liabilities	(651)	(1,907)
Net cash used in operating activities	(39,985)	(27,924)
Cash flows from investing activities:
Purchases of property and equipment	(673)	(690)
Acquisition of a business, net of cash acquired	—	(29,687)
Purchases of marketable securities	(48,872)	(79,507)
Maturities of marketable securities	80,000	—
Net cash provided by (used in) investing activities	30,455	(109,884)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	551
Shares repurchased for payment of tax withholdings	(61)	(6,596)
Payment of obligations under capital leases	(2)	(2)
Net cash used in financing activities	(63)	(6,047)
Net decrease in cash, cash equivalents	(9,593)	(143,855)
Cash, cash equivalents at beginning of period	35,159	217,114
Cash, cash equivalents at end of period	$25,566	$73,259
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3	$—
Supplemental disclosure of non-cash activities:
Common stock and assumed equity awards in connection with a business acquisition	$—	$59,556
Purchases of property and equipment included in accounts payable at period-end	$12	$—

See Sarcos 10-Q filing dated August 9, 2023, for accompanying notes to the consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

REVENUE BY TYPE

(Unaudited)

(in thousands)

	Three Months Ended June 30,
	2023	2022
Product Development Contract Revenue	$1,274	$2,982
Product Revenue	3	56
Revenue, net	$1,277	$3,038

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

NON-GAAP FINANCIAL MEASURES

(Unaudited)

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release non-GAAP net loss and non-GAAP net loss per share, each of which are non-GAAP financial measures. Non-GAAP net loss and non-GAAP net loss per share are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

We define non-GAAP net loss as our GAAP measured net loss excluding the impacts of stock-based compensation expense, gain on forgiveness of notes payable, gain or loss on change in fair value of derivative instruments and warrant liabilities, expenses related to a business combination, asset write-down and restructuring, goodwill impairment and other non-recurring non-operating expenses. We define non-GAAP net loss per share as non-GAAP net loss divided by weighted average outstanding shares.

The most directly comparable GAAP measure to non-GAAP net loss is net loss. The most directly comparable GAAP measure to non-GAAP net loss per share is net loss per share. We believe excluding the impact of the previously listed items in calculating non-GAAP net loss and non-GAAP net loss per share can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, non-GAAP net loss and non-GAAP net loss per share because they are each a key measure used by our management and board of directors to understand and evaluate our operating performance and to establish budgets. We believe non-GAAP net loss and non-GAAP net loss per share help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss but not in non-GAAP net loss. Accordingly, we believe non-GAAP net loss and non-GAAP net loss per share provide useful information to investors, analysts and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Non-GAAP net loss and non-GAAP net loss per share are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of non-GAAP net loss and non-GAAP net loss per share rather than net loss and net loss per share, which is for each the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from non-GAAP net loss and non-GAAP net loss per share when they report their operating results, limiting the usefulness of non-GAAP net loss and non-GAAP net loss per share for comparative purposes.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP net loss and non-GAAP net loss per share as tools for comparison.

The following table reconciles non-GAAP net loss to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands, except share and per share data):

	Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(28,660)	$(23,118)	$(50,136)	$(42,320)
Non-GAAP adjustments:
Stock-based compensation expense	2,070	10,270	4,734	21,120
Gain on warrant liability	(439)	(4,113)	(3)	(10,527)
Asset write-down and restructuring (1)	5,106	—	5,106	—
Employee Retention Credit	—	—	(1,019)	—
Expenses related to business combinations (2)	—	1,053	—	2,526
Income tax benefit related to business combinations	—	(1,606)	—	(1,606)
Non-GAAP net loss	$(21,923)	$(17,514)	$(41,318)	$(30,807)
Net loss per share
Basic and diluted	$(1.12)	$(0.95)	$(1.97)	$(1.79)
Non-GAAP net loss per share
Basic and diluted	$(0.86)	$(0.72)	$(1.62)	$(1.30)
Weighted-average shares used in computing net loss per share
Basic and diluted	25,512,057	24,379,549	25,491,654	23,685,766
(1)
Expenses related to our asset write-down and restructuring activities included $4.4 million due to the write-down of inventory and $0.7 million related to the impairment of certain fixed assets.
(2)
Expenses related to our business combination with RE2, Inc., which are included within general and administrative expenses within the condensed consolidated statements of operations.

Investor Contact:

Moriah Shilton

310.622.8251
STRC@finprofiles.com

Press Contact

mediarelations@sarcos.com